EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-4
(Form Type)

JR RESOURCES CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rules 457(c) and 457(f)	75,332,787	(2)	$4.31	(3)	$324,684,311.97	(4)	$0.0000927	$30,098.24
	Equity	Common stock, par value $0.001 per share, underlying warrants	Rule 457(g)	7,616,374		$2.08	(5)	$15,842,057.90		$0.0000927	$1,468.56
Fees Previously Paid	-	-	-	-		-		-		-	-
	Total Offering Amounts							$340,526,369.87			$31,566.80
	Total Fees Previously Paid										$0.00
	Total Fee Offsets										$0.00
	Net Fee Due										$31,566.80

(1)	This registration statement relates to the registration of the estimated maximum number of shares of common stock, par value $0.001 per share, of the Registrant (the “JR common stock”) issuable by the Registrant pursuant to the mergers described herein and the Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2021, by and among Dakota Territory Resource Corp., a Nevada corporation (“Dakota”), the Registrant, DGC Merger Sub I Corp., a Nevada corporation, and DGC Merger Sub II LLC, a Nevada limited liability company. JR intends to conduct a reverse stock split prior to the closing date of the transactions described herein. The figures in the table above assume a completion of a reverse share split of JR at a ratio of 35,641,667/49,398,602 of a share for each JR share currently outstanding.

(2)	The estimated maximum number of shares of JR common stock to be issued in connection with the mergers is based on the sum of (i) 35,641,667, which represents the number of shares of common stock of JR outstanding immediately prior to the First Merger described herein and in the merger agreement and (ii) 38,691,120, which represents the maximum number of shares of common stock, par value $0.01 per share, of Dakota Territory Resource Corp. (the “Dakota common stock”) estimated to be outstanding immediately prior to the First Merger described herein and in the merger agreement (calculated as the sum of (A) 70,828,204 shares of Dakota common stock outstanding as of January 28, 2022, less the 35,641,667 Dakota shares owned by JR, (B) 3,354,583 shares of Dakota common stock in respect of compensatory stock options of Dakota that were outstanding as of January 28, 2022 and (C) 1,150,000 shares of Dakota common stock in respect of restricted stock units of Dakota that were outstanding as of January 31, 2022)).

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high ($4.35) and low ($4.2645) per share of shares of Dakota common stock as reported on the OTCQB on January 27, 2022.

(4)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(c) and 457(f) of the Securities Act of 1933. The proposed maximum offering price is equal to the product of (a) $4.31, the average of the high and low prices per share of shares of Dakota common stock as reported on the OTCQB and (b) the estimated maximum number of shares of JR common stock to be registered as calculated in Note 2 above.

(5)	Represents the weighted-average exercise price of warrants to purchase shares of JR common stock.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee OffsetSource
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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